                              EXHIBIT 11

                CAMERON ASHLEY BUILDING PRODUCTS, INC.
                  COMPUTATION OF EARNINGS PER SHARE
                             (THOUSANDS)

                                                            Three Months Ended            Nine Months Ended
                                                         -----------------------        ----------------------
                                                         July 31,       July 31,        July 31,      July 31,
                                                           1997          1996            1997           1996
                                                         -----------------------        ----------------------

Average common stock outstanding                           9,248          8,998          9,183         8,857
Average options outstanding                                1,085            831          1,076         1,013
Effects of treasury stock method
 (based on exercise proceeds and tax benefits)              (906)          (574)          (855)         (707)
                                                          ------         ------         ------        ------
   Weighted average common shares outstanding              9,427          9,255          9,404         9,163
                                                          ------         ------         ------        ------
                                                          ------         ------         ------        ------

Income before extraordinary charge                        $5,058         $4,166         $9,488        $7,787
                                                          ------         ------         ------        ------
                                                          ------         ------         ------        ------

Net income                                                $5,058         $4,166         $9,488        $7,542
                                                          ------         ------         ------        ------
                                                          ------         ------         ------        ------

Income per share before extraordinary charge              $  .54         $  .45         $ 1.01        $  .85
                                                          ------         ------         ------        ------
                                                          ------         ------         ------        ------

Net income per share after extraordinary charge           $  .54         $  .45         $ 1.01        $  .82
                                                          ------         ------         ------        ------
                                                          ------         ------         ------        ------

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The fully diluted computation of earnings per share is not presented since fully diluted earnings per share and primary earnings per share do not differ by more than 3%.






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